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                                                    EXHIBIT 10.17



                                               ECC SIMULATION LTD
                                   Kingston Wharf, Brighton Road,
                                                  Shoreham-by-Sea
                                   West Sussex, BN43 6RN, England
                                 Tel:  (44) 273 870486
                                 Fax:  (44) 273 592122

Ref:  RAM/ALL/013/95

3 April 1995

To:  FIRST FIDELITY BANK NA
     London Branch
     1 Bishopsgate
     London    EC2N 3AB
     (thereinafter referred to as "the Bank")



I/WE

of ECC SIMULATION LIMITED

(hereinafter called "we") in consideration of your from time to time granting or continuing to make available credit or other banking facilities and accommodation to us (the "Facility") hereby undertake and agree with you as follows:

Unless otherwise agreed in writing between us in respect of any other specific facility:

1. In respect of any overdraft or part thereof made available pursuant to the Facility, you shall be entitled in your sole discretion to call in amounts outstanding under the Facility and/or to cancel the Facility (or any part thereof) and/or to issue legal proceedings in respect of the Facility without first having made demand on us.

2. You shall be entitled to your sole discretion and as conclusively determined by you at any time from time to time increase or decrease the Facility limit (including multiple currency facility limits).

3. We will pay to you interest on the amount from time to time outstanding under the Facility for the relevant interest period as determined by you at the rate determined by you being the aggregate of:





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     A margin of 1.5% per annum above the rate (as conclusively determined by you in accordance with your normal procedures) at which the Bank is offered deposits in currency of the Facility at or about 11.00am London time on the relevant dealing day on or before the commencement of the relevant interest period (as determined by you) by banks in the London interbank market for deposits in the currency of the Facility of similar amount and for a similar interest period as that of the Facility; or at your option

     AND
     the rate reflecting the cost to you (as determined by you) of complying with the existing requirements of the Bank of England or other regulatory authority affecting mandatory liquid assets, special deposits, reserve, capital adequacy or other requirements of whatever nature and attributable to the Facility including any reduction in the rate of return on your capital resources. A certificate by you as to the amount of such costs shall be conclusive in the absence of manifest error.

     All interest payable shall accrue from day to day and shall be calculated on the basis of a 365 day year for the actual number of days elapsed and shall be paid in the currency of the Facility. Interest shall be due and payable and debited to our account on a monthly basis.

4. We will pay to you interest on any amount due hereunder which is not paid on the due date for payment therefore for the period from such due date up to the date of actual receipt by you (as well after judgment as before) on demand at the rate of 3% per annum above the aggregate interest rate and cost to you referred to in Clause 3 above (as conclusively determined by you) for such periods as you may select. Upon expiry of each such period such rate shall be recalculated on the same basis save that unpaid interest accrued during the previous periods shall be added to the amount in respect of which we are in default.

5. We agree to indemnify you upon demand for all costs, charges and expenses (including legal fees) incurred by you in connection with the drafting, preparation, negotiation and execution of this Agreement and any documents relative thereto and of any amendment, variation or extension thereof or the granting of any waiver or consent under this Agreement and the presentation and enforcement or attempted enforcement of your rights and powers under this Agreement.





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6.   The terms and conditions of this Agreement are in addition to and not in substitution for any other agreements between us and you.

7. All sums payable by us hereunder shall be paid in the currency of the Facility or such other currency as you may from time to time direct in immediately available funds to the account maintained in respect of the Facility or such other account at such bank as you may from time to time specify and without any set-off or counterclaim whatsoever and without any deduction of withholding for or on account of any present or future taxes, levies, imposts, duties, charges or withholdings of any nature whatsoever. We shall pay all present or future taxes or similar charges due with respect to such payments which may be imposed by any competent fiscal authority, except taxes on your overall income. If any such deduction or withholding has to be made by law from any such payment we will pay to you an increased amount so that after any deduction or withholding you receive and retain a net amount equal to the amount which you would have received and retained had no such deduction or withholding been made.

8. We hereby irrevocably authorise (but without obligation on your part) in the event of non-payment of any amounts when due hereunder at any time without demand and without further notice to set off any credit balance in any currency standing upon any of our account with you or at any of your branches or any of your subsidiary, holding or associated companies or any of the subsidiaries of First Fidelity Bancorporation in or towards payment or any amount due to you hereunder and in our name to do all such acts and to sign all such documents as may be required to effect such application. Where such set-off requires the conversion of one currency into another, such conversion shall be calculated at the spot rate as conclusively determined by your for purchasing one currency with the other.

9. Statements of account shall be issued on written application or by arrangement with the Bank. Failure by us to object to a statement of account within thirty days after receipt thereof shall be deemed approval of all entries contained therein and in the absence of any such objections the statement of account shall be final and binding on us.

10. The certificate signed by one of your duly authorised officers as to any of the matters referred to in this Agreement including the balance of an account or the amount owing by us to you shall save for manifest arithmetical error, be conclusive and binding on us.




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11.  We hereby irrevocably appoint the following as our agent to accept service of all legal process issued out of the High Court of Justice in London in any legal action or proceedings against us/our assets arising out of or in connection with any transaction or dealing between us and you:



     Name:          Thomas Eggar Verrall Bowles

     Address:       Arundel House, 1 Liverpool Gardens, WORTHING,
                    West Sussex
                    Attention of:  Mrs M Whitehurst

     Telex:  .............................  Fax:  01903 207566
     ("the Service Agent")



     We agree that any notice demand or other legal communication to be given hereunder and any legal process shall be sufficiently served if delivered to the Service Agent at its address stated in this Agreement or such other address in England as we may have notified to you for such purpose.



This Agreement is to be governed by and construed in accordance with the laws of England and we hereby submit to the non-exclusive jurisdiction of the English courts.


EXECUTION by Company
EXECUTED as a deed and delivered
by the Customer pursuant to a resolution
of its board of directors duly passed
dated 3 April 1995
by:                                Director  /s/ R. A. McIntosh
                                             .....................
                                                  (Signature)

                                   R.A. McIntosh
                                    (Print name of person signing)


                                   Director or
                                   Secretary /s/ G. W. Murphy
                                             .....................
                                                  (Signature)

                                   G.W. Murphy
                                   (Print name of person signing)



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EXECUTION by individual
EXECUTED as a deed and delivered
by the Customer
in the presence of:-               ...............................
                                           (Signature of Customer)





Witness:       ................................


Address:       ................................

               ................................


Occupation:    ................................













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[LOGO]                                                [LONDON BRANCH LETTERHEAD]

FIRST FIDELITY BANK NA
- --------------------------------------------------------------------------------

RM/mo                                                              6 April, 1995

The Directors,
ECC Simulation Ltd.
Kingston Wharf,
Brighton Road,
Shoreham by Sea,
West Sussex BN43 6RN




Dear Sirs,

I am writing to confirm that First Fidelity Bank N.A. ("FFB") is willing to provide ECC Simulation Ltd with an overdraft facility of US Dollars 4,000,000 (United States Dollars Four Million), or the [POUND] Sterling equivalent. The terms and conditions thereof are contained in the Agreement dated 3 April 1995, and this letter should be read in conjunction with that Agreement.

Notwithstanding the above, this Facility is subject to all existing terms and conditions attached to all facilities provided to ECC Simulation Ltd by FFB.

This Facility expires on 30 September 1995 although I must remind you that the Facility reamins repayable on demand at all times.

Please sign and return the attached copy as your acceptance of the contents of this letter.

Yours faithfully,
                                            Accepted
                                            --------
/s/ R.N.H. Murphy
R.N.H. Murphy                               /s/ G.W. Murphy
Vice President                              ---------------
Deputy General Manager                      G.W. Murphy
                                            Director

                                            /s/ R.A. McIntosh
                                            -----------------
                                            R.A. McIntosh
                                            Director